Exhibit E to the

Securities Purchase Agreement

SECURITY AGREEMENT

        THIS SECURITY AGREEMENT (this “Agreement”) is made and entered into as of January __, 2004 by ENER1 BATTERY COMPANY, a Florida corporation (“Guarantor”), in favor of Satellite Asset Management, L.P. (the “Agent”) and each of the lenders whose names appear on the signature pages hereof. Such lenders are each referred to herein as a “Secured Party” and, collectively, as the “Secured Parties”. This Agreement is being executed and delivered by the Guarantor and the Secured Parties in connection with that certain Securities Purchase Agreement (the “Purchase Agreement”) by and between Ener1 Inc., a Florida corporation and parent company of the Guarantor (the “Borrower”), and each Secured Party. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

W I T N E S S E T H:

        WHEREAS, pursuant to the terms of the Purchase Agreement, the Secured Parties have agreed to purchase from the Borrower, and the Borrower has agreed to sell to the Secured Parties, 5% Senior Secured Convertible Debentures (the “Debentures”);

        WHEREAS, the Guarantor shall derive substantial direct and/or indirect benefits from the transactions contemplated by the Purchase Agreement and the Debentures;

        WHEREAS, it is a condition to the obligation of the Secured Parties to purchase the Debentures that the Guarantor guaranty the full and timely satisfaction of all of the Obligations (as hereinafter defined) and, in furtherance thereof, the Guarantor has entered into that certain Subsidiary Guaranty, dated as of the date hereof (the “Subsidiary Guaranty”), in favor of the Secured Parties;

        WHEREAS, the Obligations are secured by, among other things, that certain Mortgage, Security Agreement and Assignment of Leases and Rents, dated as of the date hereof (the “Mortgage”), given by the Guarantor in favor of the Secured Parties;

        WHEREAS, it is the intent of the parties hereto that the Obligations be further secured by the Collateral (as hereinafter defined) in accordance with the terms of this Agreement; and

        WHEREAS, pursuant to that certain Intercreditor Agreement, dated as of the date hereof (the “Intercreditor Agreement”), by and among the Agent and the Secured Parties, the Secured Parties have designated the Agent as their collateral agent.

        NOW, THEREFORE, in consideration of the foregoing, the covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agent, Secured Parties and the Guarantor hereby agree as follows.

ARTICLE I

COLLATERAL; OBLIGATION SECURED

        Section 1.1 Grant and Description. As security for the Borrower’s and Guarantor’s obligations under this Agreement, the Purchase Agreement, the Debentures, the Mortgage and the Subsidiary Guaranty (collectively, the “Transaction Documents”), the Guarantor hereby grants to each Secured Party a continuing first priority security interest in all of the Guarantor’s right, title and interest in, to and under the “Collateral,” which shall mean: (A) the Special Proceeds Accounts (as hereinafter defined), (B) the assets and properties described on Exhibit A hereto, and (C) the assets and properties described on Exhibit B hereto (the “Loaned Equipment”).

        Section 1.2 Financing Statements; Further Assurances. The Guarantor hereby authorizes the Agent to file, transmit or communicate, as applicable, UCC financing statements and amendments in order to perfect each Secured Party’s first priority security interest in the Collateral without the Guarantor’s signature to the extent permitted by applicable law, provided that the Agent shall concurrently copy the Guarantor on all such filings. In addition to the foregoing, at any time upon the written request of the Agent, the Guarantor shall promptly (i) execute (or cause to be executed) and deliver to the Agent, any and all agreements, financing statements, certificates, instruments and other documents (the “Additional Documents”) upon which the Guarantor’s signature may be required and that the Agent may reasonably request in form and substance satisfactory to the Agent, and/or (ii) perform any acts; in each case, to perfect and continue perfected or better perfect each Secured Party’s security interest in the Collateral (whether now owned or hereafter arising or acquired), and in order to fully consummate all of the transactions contemplated hereby and under the other Transaction Documents that the Agent reasonably believes to be necessary as a result of any amendment to the Uniform Commercial Code in effect from time to time in the State of Florida (the “UCC”), provided, that any Additional Documents that require the Guarantor to assume any new obligations shall be subject to the review and approval of the Guarantor, such approval not to be unreasonably withheld or delayed. To the maximum extent permitted by applicable law, the Guarantor hereby authorizes the Agent to execute any such Additional Documents in the Guarantor’s name and authorize the Agent to file such executed Additional Documents in any appropriate filing office, provided, that any Additional Documents that require the Guarantor to assume any new obligations shall be subject to the review and approval of the Guarantor, such approval not to be unreasonably withheld or delayed. The Guarantor also hereby ratifies its authorization for the Agent to have filed in any jurisdiction the financing statements or amendments thereto filed prior to the date hereof (if any), copies of which have previously been provided to the Guarantor. The Guarantor shall not terminate, amend or file any correction statement with respect to any UCC financing statement filed pursuant to this Agreement without obtaining the prior written consent of Secured Parties holding at least a majority of the Registrable Securities into which all of the Debentures then outstanding are convertible (without regard to any limitation on such conversion). The Guarantor appoints the Agent as the Guarantor’s attorney-in-fact, with a power of attorney to execute on behalf of the Guarantor such Additional Documents and other similar instruments as the Agent may from time to time deem necessary or desirable to protect or perfect the security interest in the Collateral, provided, that any Additional Documents that require the Guarantor to assume any new obligations shall be subject to the review and approval of the Guarantor, such approval not to be unreasonably withheld or delayed. Such power of attorney is coupled with an interest and shall be irrevocable.

        Section 1.3 Obligations Secured. The Collateral and the power of collection pertaining thereto shall secure any and all indebtedness, liabilities and obligations of the Borrower or the Guarantor to the Secured Parties evidenced by and/or arising pursuant to this Agreement, the Purchase Agreement, the Subsidiary Guaranty, the Mortgage or the Debentures, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, including, without limitation, the obligations of the Company to repay principal of the Debentures, to pay interest on the Debentures (including, without limitation, interest accruing after any bankruptcy, insolvency, reorganization or other similar filing) and to pay all fees, indemnities, costs and expenses (including attorneys’ fees) provided for in this Agreement, the Purchase Agreement, the Subsidiary Guaranty, the Mortgage or the Debentures (collectively the “Obligations”).

ARTICLE II

COVENANTS

        Section 2.1 Duties of the Guarantor Regarding Collateral. At all times after the date hereof, the Guarantor agrees that it shall:

(a)     Preserve the Collateral in good condition and order (ordinary wear and tear excepted) and not permit it to be abused or misused; provided, however, that Agent and Secured Parties shall be obligated to exercise reasonable care with respect to any Collateral that comes into any of their possession;

(b)     Not allow any of the Collateral to be affixed to real estate, except for any property deemed to be fixtures;

(c)     Maintain good and complete title to the Collateral subject to Permitted Liens;

(d)     Keep the Collateral free and clear at all times of all Liens other than Permitted Liens;

(e)     Take or cause to be taken such acts and actions as shall be necessary or appropriate to assure that the Secured Parties’ security interest in the Collateral shall not become subordinate or junior to the security interests, liens or claims of any other Person;

(f)     Refrain from selling, assigning or otherwise disposing of any of the Collateral or moving or removing any of the Collateral (except to the extent permitted under and in accordance with Section 2.4 of this Agreement), without obtaining the prior written consent of the Secured Parties holding a majority of the Registrable Securities into which all of the Debentures then outstanding are convertible (without regard to any limitation on such conversion), or until all of the Obligations have been fully performed and paid in full; provided, however, that concurrently with any disposition permitted by this Section 2.1(f), (x) the security interest granted hereby shall automatically be released from the Collateral so disposed, and (y) the security interest shall continue in the Proceeds (as defined in the UCC) of such Collateral or any property purchased with such Proceeds; and provided further, that, Agent and Secured Parties shall execute and deliver, at the Guarantor’s sole cost and expense, any releases or other documents reasonably requested by the Guarantor, that is in form and substance reasonably acceptable to the executing party, confirming the release of the security interest in that portion of the Collateral that is the subject of a disposition permitted by this Section 2.1(f);

(g)     Promptly provide to Agent and each Secured Party such financial statements, reports, lists and schedules related to the Collateral and any other information relating to the Collateral as Agent or such Secured Party may reasonably request from time to time;

(h)     Upon reasonable notice, permit Agent or any Secured Party to inspect all books and records of the Guarantor relating to the Collateral at such times and as often as Agent or any such Secured Party may reasonably request; and

(i)     Promptly notify Agent and each Secured Party if any Event of Default (as hereinafter defined) occurs.

        Section 2.2 Other Encumbrances. At all times after the date hereof, the Guarantor shall: (i) defend its title to, and the Secured Parties’ interest in, the Collateral against all claims, (ii) take any action necessary to remove any encumbrances on the Collateral other than Permitted Liens, and (iii) defend the right, title and interest of the Secured Parties in and to any of the Guarantor’s rights in the Collateral.

        Section 2.3 Change Name or Location. The Guarantor shall not, except upon 30 days’ prior written notice to Agent and each Secured Party, change its company name or conduct its business under any name other than that set forth herein or change its jurisdiction of organization or incorporation, chief executive office, place of business from the current location.

        Section 2.4. Special Proceeds Account. Notwithstanding anything contained herein to the contrary, the Guarantor may, pursuant to an arms’ length transaction and subject to the restrictions in the Purchase Agreement (including, without limitation, restrictions relating to transactions with Affiliates), sell any of the Collateral as long as the Guarantor, concurrently with such sale, (i) uses all or any of the proceeds of such sale to purchase, pursuant to an arms’ length transaction, other property in which the Secured Parties have a perfected first priority security interest immediately upon the consummation of such purchase, and (ii) deposits all of the remaining proceeds of such sale into one or more Special Proceeds Accounts (as hereinafter defined). In addition to the foregoing, the Guarantor shall deposit all Special Net Proceeds (as defined in the Mortgage) that are not used to repay the Obligations into one or more Special Proceeds Account immediately upon receipt. As used herein, the term “Special Proceeds Account” means an account (i) that is established at a financial institution that is reasonably acceptable to the Agent and each Secured Party, and (ii) in which the Secured Parties have a first priority perfected security interest. In furtherance of the foregoing, the Guarantor shall not be permitted to sell, assign or otherwise dispose of any Collateral pursuant to this Section 2.4 unless and until a Special Proceeds Account that is reasonably acceptable to the Agent and each Secured Party has been established. From and after the date that is two (2) years after the Closing Date, each Secured Party shall have the right, but not the obligation, in such Secured Party’s sole discretion, to apply its Proportionate Loan Share (as defined in the Mortgage) of any funds contained in a Special Proceeds Account to satisfy all or any of the Obligations then owing to such Secured Party in any order that such Secured Party deems appropriate.

        Section 2.5. Loaned Equipment. Guarantor shall deliver, or cause to be delivered, all of the Loaned Equipment to the premises described on Exhibit A-1 hereto as promptly as practicable after the date hereof (but in no event later than December 31, 2004). Guarantor shall, at its sole cost and expense, take all actions reasonably requested by any Secured Party in order to ensure that such Secured Party has a perfected first priority security interest in all of the Loaned Equipment, including, without limitation, entering into a security agreement similar to this Agreement with respect to the Loaned Equipment and taking such other actions described in Section 1.2 of this Agreement with respect to the Loaned Equipment.

ARTICLE III

EVENTS OF DEFAULT

        Section 3.1 Events of Default Defined. The occurrence of any of the following events shall constitute an event of default under this Agreement (each, an “Event of Default”):

    (a)        The failure of the Guarantor to perform or comply in a material respect with any act, duty or obligation required to be performed under this Agreement if such failure is not remedied within ten (10) Business Days after the Guarantor receives written notice of such failure from any Secured Party, provided, that if during such ten Business Day period, the Guarantor is diligently and in good faith taking steps to cure such breach, such period will be extended from ten Business Days to fifteen (15) Business Days;

    (b)        If any of the representations or warranties of the Guarantor set forth in this Agreement shall prove to have been incorrect in any material respect when made, or becomes incorrect in any material respect and is not cured within ten (10) Business Days after the Guarantor receives written notice from any Secured Party, provided, that if during such ten Business Day period, the Guarantor is diligently and in good faith taking steps to cure such breach, such period will be extended from ten Business Days to fifteen (15) Business Days;

    (c)        If any material portion of the Collateral shall be damaged, destroyed or otherwise lost and such damage, destruction or loss is not covered by insurance; or

    (d)        If an “Event of Default” as defined in the Debentures, the Purchase Agreement, the Subsidiary Guaranty or the Mortgage shall have occurred.

        Section 3.2 Rights and Remedies Upon Default. If an Event of Default shall have occurred hereunder, any Secured Party may, at its option, without notice or demand, declare the Obligations to be immediately due and payable. As to any Collateral, the Agent shall, in its capacity as collateral agent for the Secured Parties, have the rights and remedies of any secured creditor under the UCC, such rights to be exercised in such order or manner as the Secured Parties may determine against the Guarantor. If for any reason the Agent should be required by law or otherwise to give notice to the Guarantor of the sale of any Collateral, the Guarantor agrees that any written notice sent by overnight delivery service not less than ten (10) calendar days before the sale or mailed postage prepaid, return receipt requested, to the Guarantor’s address listed below not less than fifteen (15) calendar days before the sale shall be deemed reasonable and adequate.

        Section 3.3 Allocation of Proceeds. Any funds received by the Agent or a Secured Party pursuant to this Agreement shall be allocated among and paid to each Secured Party in accordance with each Secured Party’s Proportionate Loan Share (as defined in the Mortgage). To the extent that a Secured Party receives greater than its Proportionate Loan Share, such Secured Party shall promptly remit such overpayment to each other Secured Party as required to comply with the preceding sentence. Each Secured Party may determine the order in which to apply funds received by it regardless of the order in which any other Secured Party applies funds (e.g., a Secured Party may determine to apply funds first to expenses, second to interest and third to principal and another Secured Party may determine to apply funds first to interest, second to expenses and third to principal).

ARTICLE IV

ADDITIONAL REMEDIES

        Upon the occurrence of an Event of Default, the Guarantor shall:

    (a)        Endorse any and all documents evidencing any Collateral to the Agent, or as otherwise instructed by the Agent, and notify any payor that said documents have been so endorsed and that all sums due and owing pursuant to them should be paid directly to the Agent, or as otherwise instructed by the Agent;

    (b)        Turn over to the Agent, or as otherwise instructed by the Agent, copies of all documents evidencing any right to collection of any sums due the Guarantor arising from or in connection with any of the Collateral;

    (c)        Take any action reasonably required by the Agent with reference to the Federal Assignment of Claims Act; and

    (d)        Keep all of its books, records, documents and instruments relating to the Collateral in such manner as the Agent may require.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

        The Guarantor represents and warrants to the Agent and the Secured Parties as follows:

        Section 5.1 Title to Collateral. The Guarantor is the owner of and has good and marketable title to, or has a valid and subsisting leasehold interest in, all of the Collateral. All of the Additional Collateral (as defined in Exhibit A hereto) is located at the premises described on Exhibit A-1 hereto.

        Section 5.2 No Other Encumbrances. The Guarantor has not granted, nor will it grant, a security interest in the Collateral to any other individual or entity, and such Collateral is free and clear of any mortgage, pledge, lease, trust, bailment, lien, security interest, encumbrance, charge or other arrangement (other than the Permitted Liens).

        Section 5.3 Authority; Enforceability. The Guarantor has the authority and capacity to perform its obligations hereunder, and this Agreement, when executed and delivered, will be the valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or general equitable principals, whether applied in law or equity.

        Section 5.4 Company Name; Place of Business; Location of Collateral. The Guarantor’s true and correct company name, all trade name(s) under which it conducts its business, its jurisdiction of organization or incorporation and each of its chief executive office, its place(s) of business and the locations of the Collateral or records relating to the Collateral are set forth in Exhibit C hereto.

        Section 5.5 Perfection; First Priority Security Interest. Upon the filing of UCC financing statements with the Secured Transaction Registry (and such other jurisdictions where the Guarantor may, in the future, become organized or incorporated from time to time), the security interest in the Collateral granted hereunder shall constitute at all times a valid first priority security interest (other than with respect to Permitted Liens and except where the Secured Parties have failed to file necessary continuation statements), perfected with respect to all Collateral for which the filing of the UCC financing statements is a valid method of perfection, vested in the Secured Parties, in and upon the Collateral, free and clear of any liens (other than the Permitted Liens).

ARTICLE VI

MISCELLANEOUS

        Section 6.1 Survival; Severability. The representations, warranties, covenants and indemnities made by the Guarantor herein shall survive the execution and delivery of this Agreement notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

        Section 6.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Agent and the Secured Parties. Each Secured Party may assign its rights hereunder in connection with any private sale or transfer of the Debentures in accordance with the terms of the Purchase Agreement, in which case the term “Secured Party” shall be deemed to refer to such transferee as though such transferee was an original signatory hereto. The Agent may resign or be replaced in accordance with the terms of the Intercreditor Agreement, in which case the term “Agent” shall be deemed to refer to the successor agent as though such agent was an original signatory hereto. The Guarantor may not assign its rights or obligations under this Agreement.

        Section 6.3 Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of Florida applicable to contracts made and to be performed entirely within the State of Florida. The Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of Miami, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Guarantor hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Guarantor at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

        Section 6.4 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        Section 6.5 Notices. Any notice, demand or request required or permitted to be given by the Guarantor, the Agent or a Secured Party pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Guarantor:

Ener1 Battery Company
550 Cypress Creek Road
Suite 120
Fort Lauderdale, Florida 33309
Attn: Kevin P. Fitzgerald
Tel: 954-202-4442
Fax: 954-202-2884

with a copy to:

Gibson, Dunn & Crutcher LLP
1050 Connecticut Avenue N.W.
Washington, DC 20036
Attn: Stephen I. Glover
Tel: 202-955-8500
Fax: 202-467-0539

If to the Agent:

Satellite Asset Management, L.P.
623 Fifth Avenue, 20th Floor
New York, NY 10022
Attn: Charles Gassenheimer
Tel: 212-209-2087
Fax: 212- 209-2020

with a copy to:

Duval & Stachenfeld LLP
300 East 42nd Street
New York, NY 10019
Attn: Robert L. Mazzeo
Tel: 212-883-1700
Fax: 212-883-8883

and if to a Secured Party, to the address for such Secured Party as shall appear on the signature page to the Purchase Agreement executed by such Secured Party, or as shall be designated by such Secured Party in writing to the Guarantor in accordance with this Section 6.5.

        Section 6.6 Entire Agreement; Amendments. This Agreement and the other Transaction Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Guarantor, the Agent and the Secured Parties holding at least two-thirds (2/3) of the Registrable Securities into which all of the Debentures then outstanding are convertible (without regard to any limitation on such conversion), and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought.

        Section 6.7 No Waiver. Neither the Agent nor any Secured Party shall by any act (except as provided in Section 6.6 above), any failure to act or any delay in acting be deemed to have (i) waived any right or remedy under this Agreement, any other Transaction Document or any document, agreement or instrument made, delivered or given in connection with this Agreement or the other Transaction Documents, or (ii) acquiesced in any Event of Default or in any breach of any of the terms and conditions of this Agreement, any other Transaction Document or any document, agreement or instrument made, delivered or given in connection with this Agreement or the other Transaction Documents. No failure to exercise, nor any delay in exercising, any right, power or privilege of the Agent or any Secured Party under this Agreement, any other Transaction Document or any document, agreement or instrument made, delivered or given in connection with this Agreement or the other Transaction Documents shall operate as a waiver of any such right, power or privilege. No single or partial exercise of any right, power or privilege under this Agreement, any other Transaction Document or any document, agreement or instrument made, delivered or given in connection with this Agreement or the other Transaction Documents shall preclude any other or further exercise of any other right, power or privilege. A waiver by the Agent or a Secured Party of any right or remedy under this Agreement, any other Transaction Document or any other document or instrument made, delivered or given in connection with this Agreement or the other Transaction Documents on any one occasion shall not be construed as a bar to any right or remedy that the Agent or such Secured Party would otherwise have on any future occasion.

        Section 6.8 Cumulative Remedies. The rights and remedies provided in this Agreement are cumulative, may be exercised singly or concurrently, and are not exclusive of any other rights or remedies provided by law.

        Section 6.9 Waivers of Jury Trial. The Guarantor hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement or any other Transaction Document to which it is a party and for any counterclaim therein.

        Section 6.10 Compliance with the Purchase Agreement. The Guarantor covenants and agrees that on and after the date hereof and until all Obligations have been paid and performed in full, the Guarantor shall take, or will refrain from taking, all actions that are necessary to be taken or not taken so that no violation of any covenant or agreement of the Borrower contained in the Purchase Agreement is caused by the actions of the Guarantor or any of its affiliates. The Guarantor hereby agrees to pay all reasonable out-of-pocket costs and expenses of the Agent and each Secured Party in connection with the enforcement of this Agreement and any amendment, waiver or consent relating hereto (including, without limitation, reasonable legal fees and disbursements).

        Section 6.11 Waivers. The Guarantor acknowledges that the Obligations arose out of a commercial transaction and hereby knowingly and intelligently waives any right to require the Agent or any Secured Party to (i) proceed against any person or entity, (ii) proceed against any other collateral under any other agreement, (iii) pursue any other remedy available to the Agent or such Secured Party, or (iv) make presentment, demand, dishonor, notice of dishonor, acceleration and/or notice of non-payment.

        The Guarantor further waives any defense that it may have to the exercise by the Agent or any Secured Party of its rights under this Agreement, other than the defense that the Obligations have fully been paid and performed.

        Section 6.12 Attorney-in-Fact. The Guarantor appoints the Agent its true attorney-in-fact to perform any of the following powers, which are irrevocable until termination of this Agreement and may be exercised, from time to time, by the Agent’s officers and employees or any of them if an Event of Default occurs: (i) to perform any obligation of the Guarantor hereunder in the Guarantor’s name or otherwise; (ii) to collect by legal proceedings or otherwise all dividends, interest, principal or other sums now or hereafter payable upon or on account of the Collateral, to accept other property in exchange for the Collateral, and any money or property received in exchange for the Collateral may be applied to the Obligations or held by the Agent under this Agreement; (iii) to make any compromise or settlement the Agent deems desirable or proper in respect of the Collateral; and (iv) to insure, process and preserve the Collateral. The foregoing power of attorney shall take effect only upon an Event of Default.

        Section 6.13 Cross Default. The Guarantor agrees and acknowledges that a default under the terms of this Agreement shall constitute a default under the other Transaction Documents, and a default under any of the other Transaction Documents shall constitute a default under this Agreement.

        Section 6.14 Fees and Expenses. On demand by the Agent or any Secured Party, without limiting any of the terms of any other Transaction Document, the Guarantor is obligated to pay all reasonable fees, and out-of-pocket costs, and expenses (including, without limitation, reasonable attorneys’ fees and legal expenses) incurred by the Agent or such Secured Party in connection with (i) filing or recording any documents (including all taxes in connection therewith) in public offices; and (ii) paying or discharging any taxes, counsel fees, maintenance fees, encumbrances, or other amounts in connection with protecting, maintaining, or preserving the Collateral or defending or prosecuting any actions or proceedings arising out of or related to the Collateral.

        Section 6.15 Release. No transfer or renewal, extension, assignment or termination of this Agreement or of any instrument or document executed and delivered by the Guarantor or any other obligor to a Secured Party, nor additional advances made by any Secured Party to the Guarantor, nor the taking of further security, nor the retaking or re-delivery of the Collateral to the Guarantor by the Agent or any Secured Party nor any other act of the Agent or any Secured Party shall release the Guarantor from any Obligation, except a release or discharge executed in writing by each Secured Party with respect to such Obligation or upon full payment and satisfaction of all Obligations and termination of the Debentures. At such time the Obligations have been satisfied in full, the Agent and each Secured Party shall execute and deliver to the Guarantor all assignments and other instruments as may be reasonably necessary or proper to terminate such Secured Party’s security interest in the Collateral, subject to any disposition of the Collateral that may have been made by the Agent or such Secured Party pursuant to this Agreement. For the purpose of this Agreement, the Obligations shall be deemed to continue if the Guarantor or the Borrower enters into any bankruptcy or similar proceeding at a time when any amount paid to the Agent or a Secured Party could be ordered to be repaid as a preference or pursuant to a similar theory, and shall continue until it is finally determined that no such repayment can be ordered.

        Section 6.16 Marshalling and Other Matters. The Guarantor hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Collateral or any part thereof or any interest therein. Further, the Guarantor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Agreement on behalf of the Guarantor, and on behalf of each and every person acquiring any interest in or title to the Collateral subsequent to the date of this Agreement and on behalf of all persons to the extent permitted by applicable law.

[Signatures Page to Follow]

        IN WITNESS WHEREOF, the Guarantor, the Agent and each Secured Party have duly executed this Agreement as of the date first written above.

GUARANTOR:

ENER1 BATTERY COMPANY, a Florida corporation

By: _________________________
         Name:
         Title:

AGENT:

SATELLITE ASSET MANAGEMENT, L.P.

By: _____________________, its general partner

By: _____________________
         Name:
         Title:

SECURED PARTY:

_______________________________

By: _________________________
         Name:
Title:

Exhibit A

        All equipment and fixtures existing as of the date hereof associated with the Guarantor’s operations and located at 1751 West Cypress Creek Road, Ft. Lauderdale, Florida 33309 (as more specifically described on Exhibit A-1 hereto), including, without limitation, (i) all of the property listed and described below under the heading “Additional Collateral”), and (ii) all of the proceeds resulting therefrom.

        As used in this Exhibit A, the terms “equipment”, “fixtures” and “proceeds” shall have the meanings given such terms under the Florida Uniform Commercial Code, Chapter 671, et seq., Florida Statutes (2002).

Additional Collateral

Model SDS299A soft cell degassing and sealing machine, s/n 299M-B80A

Model SPF446Q soft pak cell packaging and assembly machine, s/n 446G-BW6A

Model ASB469P lithium anode assembly & insertion into separator bag, s/n 469G-BW3A

Model CFV472Q cell filling under vacuum machine, s/n 472G-BW5A

Model TFW486Q tab welding machine, s/n 486Q-BW4A

Model ENC4996B electrode notching and cutting machine, s/n 499M-BW2A

Model SPF300P soft cell packaging & filling machine, s/n 300G-BC2A

Model EBE292A electrode banking machine, s/n 292M-A69A

Model SPF446P soft pak cell packaging machine, s/n 446G-BC3A

Model TFT470P tab current collector folding and trimming unit, s/n 470G-BR0A

Model TFF471P tab final folding unit, s/n 471G-BR1A

Model TTW294P tab to current collector welding unit, s/n 294G-A73A

Model PRT473P Pallet return transport system and auxiliary tools, s/n 473G-BS0A

Model SDS299A soft pak cell degassing and sealing machine, s/n 299M-B24A

Model ASB469P lithium anode assembly and inserting into separator bag, s/n 469M-BS5A

Model CFV472P cell filling under vacuum machine, s/n 472G-BR2A

Automatic pilot line for cathode materials with dual loading chambers & hoppers, unserialized

(2)     Multitherm N7-N17 high frequency induction furnace, in storage, not in use, pend install mid 2004 (est), serial nos. 163162 and 163163

Automatic pilot line for cathode materials with dual loading chambers & hoppers, unserialized pending final install, est ready for use 1/04

Glove Boxes, line #1, quantity – 14, including (2) Mbraun MB300G & (1) MB VOH-200 unserialized

Glove Box System for lithium production unserialized

Glove Boxes, line #2, quantity – 14, including (2) Mbraun MB300G & (1) MB VOH-200 unserialized

Glove Boxes, line #3, quantity – 17, including (2) Mbraun MB300G & (1) MB VOH-200 unserialized

Compressed Argon Supply Units, quantity (3), s/n 210814, 210930 & 210931

Mbraun solvent removal & protection of gas cleaning units, stainless steel, unserialized

Assembly Line #3 including:

Model ASB469P lithium anode assembly and inserting into separator bag, s/n 469G-B77A; Model SPF446Q soft pak cell packaging & assembly machine s/n 446G-B75A; Model ENC499 electrode notching & cutting machine, s/n 499M-B74A; Model CVF472Q cell filling under vacuum machine, s/n 472G-B78A; Model SD299A soft cell degassing & sealing machine, s/n 299M-B76A; Model TFW486 tab welding machine, s/n 486G-B79A

Compressed Argon Supply Units including (6) Sera MV4751 tandem metal membrane argon compressors with pressure vessels, s/n 1390, 1392, 1393, 1394, 1398 & 1400

Electrical Feed Throughs (glove boxes)

Hirano MG4342 dual side coating machine including; dryer, ET64 winder, ET6G rewinder, AC Panel, (3) Allen Bradley controls stations unserialized

(2)     Model MB150 BG Glove Box Systems, S/n 2208 & BG888

(2)     Yamato Ovens, s/n 39100027 & 39100028 & Taiyo Chamber Filtration System (no s/n)

scales of various capacities & (1) moisture analyzer, s/n not available

Labsys TGA, s/n 3-111074

Setsys Thermo Gravimetric Analyzer, s/n 31-111067

Calvet DSC111 Gas Measurement Device, s/n 115028

(3)     Vacuum ovens & vent hoods, storage cabinets, drawers & furniture, unserialized

Saturn Digisizer 5200 particle analyzer, s/n 130

Saturn 5200 handling unit, s/n 150

Pompe Chimche Lab Hood, unserialized

Additional equipment including but not limited to:

Serialized:

D4 Endeavor Xray Defractometer, s/n D42A1A1A1; Thermo Elemental Radio Frequency Generator, s/n 11105; Lindberg Furnace, 240v, s/n STF55666C; erg Furnace, 240v, s/n STF55666C, Chromolox Heat Control Unit, s/n JOO130; (3) argon storage tanks, s/n 411056, 411316 & 410391; Micrometrics Generator, s/n 5155 with floor prep station, s/n 1065; Micrometrics Vacuum Prep, model 06-1, s/n 822; Alzeta Catalydic Oxydizer, s/n JOO130; Ingersoll Rand SSR compressor, s/n A01954U95013; Zeks Air Dryer, model 100HSBA100, s/n 82281-1; Additional equipment including but not limited to: Viscicomm Frequency Convertor, s/n 4928

Unserialized:

vent hoods, ovens, distiller, storage vault, coating machinery, industrial sieve, lab furniture, tooling, coulometer, multimeters, vacuum pumps, magnetic & mechanical stirrers, chillers, radiometers, process piping, recirculator, impedance measuring unit, automatic catalyst characterization system, moisture analyzers and other accessories, attachments and peripherals

Exhibit A-1

Description of Property

Ener1 Battery Company, a Florida corporation, is the record owner of all that certain lot, piece or parcel of land, with the buildings, improvements and fixtures thereon, situate, lying and being in Broward County Florida, and being more particularly described as follows:

The West 1/2 of Lot 40, of FORT LAUDERDALE INDUSTRIAL AIRPARK SECTION 2, according to the map or plat thereof, as recorded in Plat Book 63, Page 8, of the Public Records of Broward County, Florida, less the South 5 feet.

Together with appurtenant rights under Joint Use Agreement, recorded in Official Records Book 22595, at Page 204, Public Records of Broward County, Florida.

B-1

Exhibit B

Loaned Equipment

        All of the (i) equipment listed and described below under the heading “Loaned Equipment”), and (ii) all of the proceeds resulting therefrom.

        As used in this Exhibit B, the terms “equipment” and “proceeds” shall have the meanings given such terms under the Florida Uniform Commercial Code, Chapter 671, et seq., Florida Statutes (2002).

Loaned Equipment

      The Loaned Equipment is located at:

Ener1 Ukraine
c/o Chemical Power Sources Research Laboratory (ONILhit)
Ukrainian State Chemical Technology University
8 Gagarin Ave.
Dnipropetrovsk 4900, Ukraine

        The specific Loaned Equipment are as follows:

1 2 3 4 5	Electronic Blocks of High Frequency Induction Furnace
for Oxide Materials Treatment

Electronic Blocks of High Frequency Induction Furnace
for Oxide Materials Treatment- Electron Resonator (2
items)

Gas Composition and Pressure Control System for
Oxide-Sulphide Synthesis

Flow Prep for Gemeni

Lab Glove Box

Model: Gemini
Manufacturer: Micrometrics, USA
Serial Number: 3133

Model Number: N 11/ HR
Manufacturer: Nabertherm, Germany
Serial Numbers: 163160 and 163161

Model Number: E2MO.7
Manufacturer: Edwards High Vacuum
International, England
Serial Number: 0169377192

Model Number: 060 LB
Manufacturer: Micrometrics, USA
Serial Number: 1202

Model Number: MB 150B-G-II
Manufacturer: MBraun, Germany
Serial Number: N/A

C-1

Exhibit C

List of Collateral Locations, Executive Offices and

Jurisdiction of Organization or Incorporation of Guarantor

Collateral Location: Jurisdiction of Incorporation:	Executive Offices:

Ener1 Battery Company
550 West Cypress Creek Road, Suite 120
Ft. Lauderdale, Florida 33309

1751 West Cypress Creek Road, Ft. Lauderdale, Florida 33309 (other than Loaned Equipment, all of which, as of the date hereof, are located at the address specified on Exhibit B to the Agreement)

Ener1 Battery Company - State of Florida